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                                                               Exhibit 23.1
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                         INDEPENDENT AUDITORS' CONSENT



         We consent to the incorporation by reference in this Registration Statement of Reliance Group Holdings, Inc. on Form S-8 relating to the Reliance Group Holdings, Inc. 1994 Stock Option Plan of our reports dated February 22, 1995 (which express unqualified opinions and include explanatory paragraphs concerning the adoption of Statement of Financial Accounting Standards No. 109) appearing in and incorporated by reference in the Annual Report on Form 10-K of Reliance Group Holdings, Inc. for the year ended December 31, 1994.

/s/ Deloitte & Touche LLP
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New York, New York
October 18, 1995